Exhibit 99.1

NEWS RELEASE INVESTOR RELATIONS CONTACT:
J. Eric Bjornholt – CFO	(480) 792-7804

MICROCHIP TECHNOLOGY INCORPORATED ANNOUNCES PRIVATE

PLACEMENT OF $609 MILLION PRINCIPAL AMOUNT OF 0.125%

CONVERTIBLE SUBORDINATED NOTES DUE 2024 AND RELATED

EXCHANGE TRANSACTIONS

Chandler, Arizona – November 20, 2020 – (NASDAQ: MCHP) – Microchip Technology Incorporated (“Microchip”) announced that it has entered into privately negotiated exchange agreements with certain holders of its outstanding 1.625% Convertible Senior Subordinated Notes due 2025 (the “2025 Notes”), 1.625% Convertible Senior Notes due 2027 (the “2027 Notes”) and 2.250% Convertible Junior Subordinated Notes due 2037 (the “2037 Notes” and, together with the 2025 Notes and the 2027 Notes, collectively, the “Existing Notes”) pursuant to which Microchip will issue, deliver and pay, as the case may be, an aggregate of (a) $609.0 million principal amount of 0.125% Convertible Subordinated Notes due 2024 (the “New Notes”); (b) a certain number of shares of Microchip’s common stock based on the reference price (as defined below) and (c) approximately $421.0 million in cash, collectively, in exchange for approximately $90.0 million principal amount of the 2025 Notes, approximately $532.3 million principal amount of the 2027 Notes and approximately $407.7 million principal amount of the 2037 Notes (the “Exchange Transactions”), in each case, pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. The actual amounts of cash to be paid and shares of common stock to be issued are subject to adjustment during a one-day measurement period ending November 20, 2020, which may be extended upon certain events, and could vary substantially depending on changes in the trading price of the common stock during such period.

Following the closing of the Exchange Transactions, $222.4 million in aggregate principal amount of 2025 Notes will remain outstanding, $512.0 million in aggregate principal amount of 2027 Notes will remain outstanding and $278.6 million in aggregate principal amount of 2037 Notes will remain outstanding, in each case, with their terms unchanged. The Exchange Transactions are expected to close concurrently on or about December 1, 2020, subject to customary closing conditions. The New Notes will represent senior subordinated obligations of Microchip that will be subordinated to Microchip’s senior debt and

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology

Announces Private Placement

Of Convertible Subordinated Notes

will pay interest semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2021, at a rate of 0.125% per annum. The New Notes will mature on November 15, 2024, unless earlier converted, redeemed or repurchased. Prior to the close of business on the business day immediately preceding August 15, 2024, the New Notes will be convertible at the option of holders only upon the satisfaction of certain conditions and during certain periods. On or after August 15, 2024 until close of business on the second scheduled trading day preceding maturity, the New Notes will be convertible at the option of the holders at any time regardless of these conditions. The New Notes will be convertible into cash, shares of Microchip’s common stock or a combination of cash and shares of Microchip’s common stock, at Microchip’s election. The initial conversion rate of the New Notes will be determined using a conversion premium of approximately 40% above the 10b-18 volume weighted average price per share of Microchip’s common stock during a one-day measurement period ending November 20, 2020 (the “reference price”), which may be extended upon certain events, and will be subject to customary anti-dilution adjustments. On or after November 20, 2022, Microchip may redeem for cash all or any portion of the New Notes if the last reported sale price of Microchip’s common stock has been at least 130% of the conversion price for the New Notes for at least 20 trading days during any 30 consecutive trading day period.

If Microchip undergoes a fundamental change (as defined in the indenture governing the New Notes), holders may require Microchip to purchase for cash all or part of their New Notes at a purchase price equal to 100% of the principal amount of the New Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, if certain make-whole fundamental changes occur or Microchip calls the New Notes for redemption, Microchip will, in certain circumstances, increase the conversion rate for any New Notes converted in connection with such make-whole fundamental change or redemption.

Microchip will not receive any cash proceeds from the Exchange Transactions. In exchange for issuing, delivering and paying, as applicable, the New Notes, shares of Microchip’s common stock and cash pursuant to the Exchange Transactions, Microchip will receive and cancel the exchanged Existing Notes. In connection with the exchange agreements, Microchip entered into capped call transactions with certain dealers (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Microchip’s common stock upon any conversion of New Notes and/or offset any

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Microchip Technology

Announces Private Placement

Of Convertible Subordinated Notes

cash payments Microchip is required to make in excess of the principal amount of converted New Notes, as the case may be, in each case upon conversion of the New Notes. The strike price of the capped call transactions is set at approximately 40% above the reference price, subject to a cap price of 75% above the reference price. Microchip expects to pay approximately $32.7 million for the cost of the capped call transactions.

In connection with establishing their initial hedge positions in respect of the capped call transactions, Microchip expects that the option counterparties will purchase shares of Microchip’s common stock and/or enter into various derivative transactions with respect to Microchip’s common stock concurrently with the execution of the exchange and/or during (and/or shortly after) the one-day measurement period described above. In addition, in the event of certain market disruptions, the period during which the option counterparties will engage in such activities may be extended by up to five business days, in which case Microchip will correspondingly postpone the closing date of the Exchange Transactions. This activity could increase (or reduce the size of any decrease in) the market price of common stock or the New Notes at that time.

In addition, the option counterparties may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Microchip’s common stock and/or purchasing or selling Microchip’s common stock or other securities in secondary market transactions following the execution of the exchange and prior to the maturity of the New Notes (and are likely to do so during any observation period related to a conversion of the New Notes or following any redemption or repurchase of the New Notes by the Company). This activity could also cause or avoid an increase or a decrease in the market price of common stock or the New Notes, which could affect the value of the shares of common stock that holders of the New Notes will receive upon conversion of the New Notes.

The New Notes, any shares of common stock issued in the Exchange Transactions and any shares issuable upon conversion of the New Notes have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration under, or an applicable exemption from, the registration requirements. This announcement does not constitute an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

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Microchip Technology

Announces Private Placement

Of Convertible Subordinated Notes

Forward Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Microchip is under no obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the Exchange Transactions, such uncertainties and circumstances include whether Microchip will consummate the Exchange Transactions, the actual closing date of the Exchange Transactions, the initial conversion price of the New Notes and the hedging activity of the option counterparties and the impact such activity may have on Microchip’s common stock. Various factors could also adversely affect Microchip’s operations, business or financial results in the future and cause Microchip’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in Microchip’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 filed with the Securities and Exchange Commission.

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The company’s solutions serve more than 120,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Inc. in the USA and other countries.

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